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                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                       COMPUTATION OF EARNINGS PER SHARE


                                                        THREE MONTHS ENDED            SIX MONTHS ENDED
                                                            JUNE 30,                      JUNE 30,
                                                     ------------------------      ------------------------
                                                         1996           1995          1996         1995
                                                     ----------    ----------      ----------    ----------
 PRIMARY
      Weighted average number of common
        shares outstanding                            4,958,679     4,649,174       4,958,638     4,637,655
      Weighted average number of preferred
        shares outstanding                                    0       169,629               0       169,629
      Assumed exercise of stock options                 265,939       363,238         267,763       349,937
                                                     ----------    ----------      ----------    ----------
                                                      5,224,618     5,182,041       5,226,401     5,157,221
      Net income                                     $  555,000    $1,121,978      $1,403,000    $2,104,742
                                                     ==========    ==========      ==========    ==========
 Primary earnings per share                          $     0.11    $     0.22      $     0.27    $     0.41
                                                     ==========    ==========      ==========    ==========


 FULLY-DILUTED
      Weighted average number of common
        shares outstanding                            4,958,679     4,649,174       4,958,638     4,637,655
      Weighted average number of preferred
        shares outstanding                                    0       169,629               0       169,629
      Assumed exercise of stock options                 254,195       414,005         254,223       414,005
                                                     ----------    ----------      ----------    ----------
                                                      5,212,874     5,232,808       5,212,861     5,221,289

      Net income                                     $  555,000    $1,121,978      $1,403,000    $2,104,742
                                                     ==========    ==========      ==========    ==========
 Fully diluted earnings per share                    $     0.11    $     0.21      $     0.27    $     0.40
                                                     ==========    ==========      ==========    ==========





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